Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$14,605,949
Unrealized Gain (Loss) on Market Value of Commodity Futures	(11,355,192)
Dividend Income	98,886
Interest Income	168,040
ETF Transaction Fees	1,050
Total Income (Loss)	$3,518,733

Expenses
General Partner Management Fees	$42,433
Professional Fees	39,617
Brokerage Commissions	6,555
Directors' Fees and insurance	2,491
License fees	1,061
Total Expenses	$92,157
Net Income (Loss)	$3,426,576

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/23	$86,637,180
Additions (50,000 Shares)	3,191,116
Withdrawals (250,000 Shares)	(16,007,932)
Net Income (Loss)	3,426,576

Net Asset Value End of Month	$77,246,940
Net Asset Value Per Share (1,250,000 Shares)	$61.80

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596